Exhibit 99.1

Rumble Reports Second Quarter 2025 Results

~ Revenue up 12% Year-over-Year to $25.1 Million ~

~ Quarter Concluded with Class A Shares Being Added to Russell 2000® & 3000® ~

~ ARPU of $0.42, Up 24% from Prior Quarter ~

LONGBOAT KEY, Fla., August 10, 2025 (GLOBE NEWSWIRE) -- Rumble Inc. (Nasdaq: RUM) (“Rumble” or the “Company”), the video-sharing platform and cloud services provider, today announced financial results for the fiscal quarter ended June 30, 2025.

Q2 2025 Key Highlights and Key Items

●	Revenue for the second quarter was $25.1 million, an increase of 12% compared to $22.5 million in the second quarter of 2024.

●	MAUs were 51 million in the second quarter of 2025, compared to 59 million in the first quarter of 2025. We believe that the continuing decrease relative to the third and fourth quarters of 2024 continues to be the result of a slowdown of news and political commentary outside of a U.S. election cycle.

●	Average Revenue Per User (“ARPU”) for the second quarter of 2025 was $0.42, an increase of 24% from the first quarter of 2025. The increase from the first quarter of 2025 is attributable to higher subscription and licensing revenue.

●	Net loss for the second quarter was $30.2 million compared to a loss of $26.8 million in the second quarter of 2024.

●	Adjusted EBITDA, a non-GAAP financial measure, was a loss of $20.5 million in the second quarter of 2025, representing an improvement of $8.2 million compared to the second quarter of 2024.

●	As of June 30, 2025, Rumble had total liquidity of $306.4 million, consisting of $283.8 million in cash and cash equivalents and 210.82 Bitcoin, valued at $22.6 million. As of noon ET on August 10, 2025, the Company’s Bitcoin holdings were valued at $25.0 million.

●	On May 8, 2025, Rumble Cloud entered into a strategic partnership with the Tampa Bay Buccaneers, marking further expansion of its relationships within the NFL.

●	On May 27, 2025, Rumble Cloud entered into a strategic collaboration with TRON DAO, expanding its blockchain-based infrastructure partnerships and advancing the company’s crypto-wallet and creator-monetization roadmap.

●	On June 12, 2025, Rumble named Ben Torres Ezrick as its first-ever Chief Marketing Officer.

●	On June 30, 2025, the Company announced that its Class A shares have been added to the Russell 2000® and Russell 3000® Indexes, effective at market open on that date, underscoring Rumble’s growing institutional visibility.

Subsequent Events

●	On July 10, 2025, Rumble announced an exclusive partnership with MoonPay to power all crypto on and off-ramps for the upcoming Rumble Wallet, which is expected to launch in Q3 2025.

●	On July 14, 2025, Rumble appointed Ian O’Donnell as Vice President of Sales for Rumble Cloud. A tech industry veteran with prior leadership roles at Google Cloud, Microsoft, and Accelerate 360, O’Donnell will lead sales efforts for Rumble’s growing cloud infrastructure business.

●	On August 5, 2025 Rumble and Cumulus Media, one of the largest audio creators and distributors, announced a multi-pronged strategic partnership that recognizes the evolution of podcasting and video in today’s media landscape.

Management Commentary

Rumble’s Chairman and CEO, Chris Pavlovski, commented, “With the incredible backing of Tether and the resources now at our disposal, Rumble is entering a new phase of aggressive growth. We’ve always been ambitious, but today we’re in a different position: pursuing bold initiatives to not only compete with, but surpass, big tech peers. In the second quarter, we proved the stickiness of our platform with 51 million MAUs, delivered double-digit revenue growth, and built momentum through strategic partnerships with leaders like Cumulus Media, and MoonPay, as well as a top AI innovator in Q3. With the upcoming launch of Rumble Wallet and our expanding cloud and AI initiatives, we are laying the foundation for sustained growth while protecting a free and open internet.”

Q2 Financial Summary (Unaudited)

For the three months ended June 30,	2025	2024	Variance ($)	Variance (%)

Revenues	$25,084,631	$22,469,543	$2,615,088	12%
Expenses
Cost of services (content, hosting and other)	$26,542,307	$35,692,133	$(9,149,826)	(26)%
General and administrative	11,666,331	10,415,016	1,251,315	12%
Research and development	4,825,884	5,319,230	(493,346)	(9)%
Sales and marketing	7,891,526	6,274,749	1,616,777	26%

Revenues increased by $2.6 million to $25.1 million in the three months ended June 30, 2025 compared to the three months ended June 30, 2024, of which $1.7 million was attributable to an increase in Audience Monetization revenues, in addition to higher Other Initiatives revenues of $0.9 million. The increase in Audience Monetization revenues was due to $4.4 million in higher subscriptions revenue as well as $1.0 million from licensing and tipping fees, offset by a $3.7 million decrease in advertising revenue. The increase in revenue from Other Initiatives revenue was due to a $0.8 million increase in cloud services offered and a $0.1 million increase in advertising inventory being monetized by our publisher network.

Cost of services decreased by $9.1 million to $26.5 million in the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The decrease was due to a reduction in programming and content costs of $10.1 million, offset by an increase in other costs of services of $1.0 million.

General and administrative expenses increased by $1.3 million to $11.7 million in the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The increase was driven by a $1.5 million rise in administrative expenses, which included higher professional fees and other administrative services, offset by a decrease of $0.2 million in payroll and related expenses.

Research and development expenses decreased by $0.5 million to $4.8 million in the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The decrease resulted from a $0.2 million reduction in payroll and related expenses, along with $0.3 million in costs associated with computer software, hardware, and other expenditures used in research and development-related activities.

Sales and marketing expenses increased by $1.6 million to $7.9 million in the three months ended June 30, 2025 compared to the three months ended June 30, 2024. The increase was due to an increase in marketing and public relations activities of $1.3 million as well as an increase in payroll and related expenses of $0.3 million.

Conference Call Webcast Information

Rumble will host a conference call at 11:30 a.m. Eastern Time, Monday, August 11, 2025, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on Rumble’s Investor Relations website at investors.rumble.com under ‘News & Events.’

Chris Pavlovski, the Chairman and CEO of Rumble, will also be interviewed by Matt Kohrs on Monday, August 11, 2025 at 1:00 p.m. Eastern Time. The interview will be accessible here and streamed live on the Matt Kohrs Rumble channel at rumble.com/MattKohrs.

Notes on KPIs

Monthly Active Users (“MAUs”).

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “[n]umber of distinct users who visited your website or application.” We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “[i]t is not unusual for there to be apparent discrepancies” between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology for periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology in subsequent periods.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (the latter as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

About Rumble

Rumble is a high-growth video platform and cloud services provider that is creating an independent infrastructure. Rumble’s mission is to restore the internet to its roots by making it free and open once again. For more information, visit corp.rumble.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related expense, change in fair value of warrants, change in far value of digital assets, change in fair value of contingent consideration, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, results of operations, financial condition and cash flows (including revenues, operating expenses, and net income (loss)); our ability to meet working capital needs and cash requirements over the next 12 months; and our expectations regarding future results and certain key performance indicators. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history makes it difficult to evaluate our business and prospects; our recent and rapid growth may not be indicative of future performance; we may not continue to grow or maintain our active user base, and may not be able to achieve or maintain profitability; risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets; our cloud business may not achieve success, and, as a result, our business, financial condition and results of operations could be adversely affected; negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers; prolonged or escalating trade disputes could materially and adversely impact our business; spam activity, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators; we collect, store, and process large amounts of user video content and personal information of our users and subscribers and, if our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers; our recently implemented Bitcoin treasury strategy exposes us to various risks associated with holding Bitcoin; we may fail to comply with applicable privacy laws, subjecting us to liability and damages; our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, and cross-border data transfers; we are subject to cybersecurity risks and interruptions or failures in our information technology systems and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks, although notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss; we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations; we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996; we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violated any law; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and, if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; hosting and delivery costs may increase unexpectedly; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; we may be unable to develop or maintain effective internal controls; we have identified material weaknesses in our internal control over financial reporting as of December 31, 2024, and if we are unable to remediate these material weaknesses, we may not be able to accurately or timely report our financial condition or results of operations; potential diversion of management’s attention and consumption of resources as a result of acquisitions of other companies and success in integrating and otherwise achieving the benefits of recent and potential acquisitions; we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and other risks, uncertainties and factors described in under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Rumble on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X (formerly Twitter) account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble), the @chrispavlovski X (formerly Twitter) account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time, as listed on our investor relations website.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: Rumble Inc.

Condensed Consolidated Interim Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Revenues	$25,084,631	$22,469,543	$48,791,421	$40,202,999

Expenses
Cost of services (content, hosting, and other)	$26,542,307	$35,692,133	$56,578,481	$67,520,487
General and administrative	11,666,331	10,415,016	28,300,054	19,737,395
Research and development	4,825,884	5,319,230	9,614,995	9,847,022
Sales and marketing	7,891,526	6,274,749	11,530,452	9,571,491
Acquisition-related transaction costs	2,388,105	-	2,388,105	-
Amortization and depreciation	3,602,160	3,564,219	6,894,869	5,990,361
Changes in fair value of digital assets	(5,192,441)	-	(3,493,025)	-
Changes in fair value of contingent consideration	-	17,768	-	1,354,357

Total expenses	51,723,872	61,283,115	111,813,931	114,021,113

Loss from operations	(26,639,241)	(38,813,572)	(63,022,510)	(73,818,114)
Interest income	2,898,945	2,174,166	5,083,231	4,696,118
Other expense	(22,773)	(3,869)	(47,377)	(73,577)
Changes in fair value of derivative	-	-	9,700,000	-
Changes in fair value of warrant liability	(6,461,861)	10,014,200	15,442,843	(723,695)

Loss before income taxes	(30,224,930)	(26,629,075)	(32,843,813)	(69,919,268)
Income tax expense	-	(151,625)	(31,310)	(151,472)

Net loss	$(30,224,930)	$(26,780,700)	$(32,875,123)	$(70,070,740)

Loss per share – basic and diluted	$(0.12)	$(0.13)	$(0.13)	$(0.35)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	260,327,707	204,091,819	248,754,135	202,998,041

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$1,036,433	$2,538,203	$2,563,013	$2,927,113
General and administrative	2,950,885	3,061,516	9,235,196	7,037,387
Research and development	915,006	666,468	1,541,441	937,340
Sales and marketing	476,970	291,194	724,447	418,435
Total share-based compensation expense	$5,379,294	$6,557,381	$14,064,097	$11,320,275

Condensed Consolidated Interim Balance Sheets (Unaudited)

	June 30, 2025	December 31, 2024

Assets

Current assets
Cash and cash equivalents	$283,810,338	$114,018,900
Accounts receivable, net	12,842,805	9,778,941
Prepaid expenses and other	4,692,947	12,329,789
	301,346,090	136,127,630

Other non-current assets	1,437,518	402,475
Digital assets	22,593,025	-
Property and equipment, net	15,037,338	17,068,076
Right-of-use assets, net	2,343,925	1,753,100
Intangible assets, net	26,512,679	29,306,135
Goodwill	10,655,391	10,655,391
	$379,925,966	$195,312,807

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$20,700,194	$18,223,372
Deferred revenue	17,141,007	12,812,984
Lease liabilities	1,223,850	1,000,643
Derivative liability	-	184,699,998
	39,065,051	216,736,997

Lease liabilities, net of current portion	1,191,458	799,910
Warrant liability	24,948,459	40,391,302
Other liability	500,000	500,000
	65,704,968	258,428,209
Commitments and contingencies (Note 14)

Shareholders’ equity (deficit)
Preferred shares: ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares: ($0.0001 par value per share, 700,000,000 Class A shares authorized, 215,171,066 and 118,808,857 shares issued and outstanding, as of June 30, 2025 and December 31, 2024, respectively; 170,000,000 Class C shares (and corresponding ExchangeCo Share) authorized, 123,690,470 and 165,153,621 shares issued and outstanding, as of June 30, 2025 and December 31, 2024, respectively; 110,000,000 Class D shares authorized, 95,791,120 and 105,782,403 shares issued and outstanding, as of June 30, 2025 and December 31, 2024, respectively)	773,383	768,892
Accumulated deficit	(516,441,065)	(483,565,942)
Additional paid-in capital	829,888,680	419,681,648
	314,220,998	(63,115,402)
	$379,925,966	$195,312,807

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

For the six months ended June 30,	2025	2024
Cash flows provided by (used in)

Operating activities
Net loss for the period	$(32,875,123)	$(70,070,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	6,894,869	5,990,361
Share-based compensation	14,064,097	8,605,289
Non-cash interest expense	-	51,888
Non-cash lease expense	549,603	535,930
Net trade and barter revenue and expense	2,881,127	3,000,000
Change in fair value of derivative	(9,700,000)	-
Change in fair value of warrants	(15,442,843)	723,695
Change in fair value of contingent consideration	-	1,354,357
Change in fair value of digital assets	(3,493,025)	-
Loss on disposal of property and equipment	6,627	-
Loss on lease termination	925	-

Changes in operating assets and liabilities:
Accounts receivable	(3,063,864)	(4,653,134)
Prepaid expenses and other	6,565,724	(4,845,637)
Accounts payable and accrued liabilities	2,279,372	155,289
Deferred revenue	1,446,896	3,105,220
Deferred tax liability	-	1,030,757
Operating lease liabilities	(490,522)	(575,345)
Net cash used in operating activities	(30,376,137)	(55,592,070)

Investing activities
Purchase of property and equipment	(362,727)	(1,790,891)
Purchase of intangible assets	(1,289,278)	(3,499,502)
Purchase of digital assets	(19,100,000)	-
Cash paid to non-accredited investors in connection with Callin acquisition	-	(204,846)
Cash paid in connection with North River acquisition	-	(3,654,500)
Net cash used in investing activities	(20,752,005)	(9,149,739)

Financing activities
Taxes paid from net share settlement for share-based compensation	(1,744,613)	(788,128)
Proceeds from the exercise of warrants and stock options	1,964,610	294,781
Proceeds from issuance of Class A Common Stock under ESPP	129,374	-
Proceeds from issuance of Class A Common Stock	775,000,000	-
Repurchase of Class A Common Stock	(525,000,000)	-
Share issuance costs	(29,429,791)	-
Net cash provided by (used in) financing activities	220,919,580	(493,347)
Increase/ (decrease) in cash and cash equivalents during the period	169,791,438	(65,235,156)

Cash and cash equivalents, beginning of period	114,018,900	218,338,658
Cash and cash equivalents, end of period	$283,810,338	$153,103,502

Supplemental cash flow information
Cash paid for income taxes	$33,755	$146,865
Cash paid for lease liabilities	449,945	535,930

Non-cash investing and financing activities:
Class A Common Stock issued to settle contingent consideration liability	-	1,404,753
Property and equipment in accounts payable and accrued liabilities	197,449	863,860
Recognition of operating right-of-use assets in exchange of operating lease Liabilities, net of derecognition of terminated leases	949,534	565,760
Share-based compensation capitalized related to intangible assets	227,848	265,490

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net loss	$(30,224,930)	$(26,780,700)	$(32,875,123)	$(70,070,740)
Adjustments:
Amortization and depreciation	3,602,160	3,564,219	6,894,869	5,990,361
Share-based compensation expense	5,379,294	6,557,381	14,064,097	11,320,275
Interest income	(2,898,945)	(2,174,166)	(5,083,231)	(4,696,118)
Other expense	22,773	3,869	47,377	73,577
Income tax expense	-	151,625	31,310	151,472
Change in fair value of warrants liability	6,461,861	(10,014,200)	(15,442,843)	723,695
Change in fair value of digital assets	(5,192,441)	-	(3,493,025)	-
Change in fair value of contingent consideration	-	17,768	-	1,354,357
Change in fair value of derivative	-	-	(9,700,000)	-
Acquisition-related transaction costs	2,388,105	-	2,388,105	-
Adjusted EBITDA	$(20,462,123)	$(28,674,204)	$(43,168,464)	$(55,153,121)